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                                                                   Exhibit 10.38
                                   AMENDMENT

     THIS AMENDMENT is made and entered into as of December 31, 1996 (the "Effective Date"), by and between SUMMIT MEDICAL SYSTEMS, INC., a Minnesota corporation ("Summit") and DR WARE LLC, a North Carolina limited liability company.

                                   Recitals
                                   --------

     WHEREAS, Summit and DR Ware entered into the Limited Liability Company Agreement of Cordillera LLC dated December 29, 1995 (the "LLC Agreement"), pursuant to which Summit and DR Ware became the sole Members (as that term is defined in the LLC Agreement) of Cordillera LLC, a North Carolina limited liability company ("Cordillera");

     WHEREAS, Summit has agreed to acquire all of Dr Ware's Member Units in Cordillera pursuant to a Reorganization Agreement (the "Reorganization Agreement") by and among Summit, Cordillera, DR Ware and Duke University, a North Carolina not-for-profit company ("Duke");

     WHEREAS, as a result of Summit becoming the sole Member of Cordillera, certain modifications to the LLC Agreement are required.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties do hereby agree:

1.   Names and Addresses of the Members.  The name and address of DR Ware is
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deleted in its entirety from Section 1.3 of the LLC Agreement.

2.   Capital Contribution of Duke.  Section 4.2 of the LLC Agreement is deleted
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in its entirety.

3.   Additional Capital Contributions by Summit.  Any and all obligations of
     ------------------------------------------
Summit to make any Capital Contributions to Cordillera, pursuant to Section 4.3 of the LLC Agreement, after the Effective Date are hereby extinguished.

4.   Number of Managers.  Section 6.3 of the LLC Agreement is deleted in its
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entirety and replaced by the following:

     The number of Managers shall, at all times, be two. The two Managers shall be appointed by Summit. Summit, in its sole discretion, may remove one or more of the Managers who were appointed by it and appoint a new Manager or Managers.
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5.   Purchase Option.   Section 9.8 of the LLC Agreement is deleted in its
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entirety.

6.   Conversion to Corporation.  Section 11.4(a) of the LLC Agreement is deleted
     -------------------------
in its entirety.

7.   Limitation on Benefits of this Agreement.  All rights given to Duke (or its
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assigns) to enforce the terms of the LLC Agreement are hereby deleted from
Section 14.8 of the LLC Agreement and extinguished as of the Effective Date.

8.   Effect of Amendment.  Except as expressly modified herein, the LLC
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Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in duplicate as of the Effective Date.

SUMMIT MEDICAL SYSTEMS, INC.        DR WARE LLC


By_________________________         By___________________________________

Name_______________________         Name_________________________________

Title______________________         Title________________________________

___________________________         _____________________________________

SO AGREED:

DUKE UNIVERSITY

By_________________________

Name_______________________

Title______________________

___________________________